POWER OF ATTORNEY

       Know all by these presents, that the undersigned
hereby authorizes Paul Davis or Richard Morales of Tessera
Technologies, Inc., a Delaware corporation (the "Company"),
or Robert A. Koenig, Esq., Zachary Hale, Esq. or Vedran I.
Busija of Latham & Watkins LLP, (1) to prepare, execute in
the undersigned's name and on the undersigned's behalf, and
submit to the United States Securities and Exchange Commission
(the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the
Securities Exchange Act of 1934 or any rule or regulation of the SEC; and (2) to execute for and on behalf of the undersigned, in the undersigned's capacity as a director of the Company, Forms
3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the SEC pursuant to Section 16(a) of the Securities
Exchange Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company.  The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such
attorney's-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing
attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 26th day of June, 2013.

  /s/ John K. Allen
               John K. Allen